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Rich Yonker, CFO

Vitesse Semiconductor

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Vitesse Semiconductor Announces Results of the Review

By the Special Committee of its Board

CAMARILLO, Calif. – December 19, 2006 – Vitesse Semiconductor Corporation (VTSS.PK) announced today that the previously disclosed review conducted by a Special Committee of its Board of Directors is now complete and the Special Committee has reported the results to the Board of Directors.

The Special Committee consists of Edward Rogas, Jr., who became a director in January 2006, and Moshe Gavrielov, who became a director in April 2005. The Special Committee was assisted by Munger, Tolls & Olson LLP, independent outside legal counsel, and Navigant Consulting, Inc., forensic accountants.

Summary of Findings and Actions

The Special Committee found evidence that members of Vitesse’s former senior management team backdated and manipulated the grant dates of stock options issued over a number of years, utilized improper accounting practices primarily related to revenue recognition and inventory, and prepared or altered financial records to conceal those practices. Vitesse has taken a number of important remedial actions to address these issues that will be discussed below.

Based upon the review by the Special Committee, management’s evaluation of Vitesse’s financial and accounting records and Vitesse’s current capital resources, management believes it is unlikely that Vitesse will be able to prepare and publish audited restated financial statements for its fiscal years ended September 30, 2004 and 2005. Management currently believes that it will be able to provide audited financial statements for its fiscal year ended September 30, 2006 and thereafter, although Vitesse cannot give a timetable regarding the publication of those financial statements.

Vitesse also is announcing certain changes to its Board of Directors and the dismissal of its independent public accounting firm.

Stock Options

The Special Committee found that members of Vitesse’s former senior management backdated and manipulated the grant dates of stock options granted by Vitesse over a number of years. Such backdating and manipulation resulted in lower exercise prices for the stock options. Members of Vitesse’s former senior management subsequently attempted to create or alter documents in order to conceal these practices from the Board of Directors, outside counsel and the Special Committee. The persons identified by the Special Committee as being involved in the backdating and document integrity issues are no longer with Vitesse.

The Special Committee did not find evidence that any current member of the Board of Directors (other than Louis R. Tomasetta), the Compensation Committee or current senior management was aware of improper practices with respect to stock options. Nor did the Special Committee find evidence that members of the Board of Directors, other than Mr. Tomasetta, profited from such practices, although the Special Committee did identify a single option grant to members of the Board of Directors in 1996, which appeared to be inadvertent, that had the effect of increasing the profit to some members of the Board of Directors upon exercise by approximately $18,000 each. Current members of the Board of Directors, other than Mr. Tomasetta, who profited from the 1996 grant volunteered to and will return to Vitesse the increased profit to them caused by the improper dating of their options.

Based on certain accounting assumptions, the Special Committee estimated that the total additional expense to Vitesse resulting from the backdating and manipulation of stock options is approximately $120 million since 1995, which includes approximately $20 million to $25 million for fiscal years 2002 through 2006. Management is in the process of validating those assumptions and estimates.

Accounting Issues

The Special Committee also reviewed several other accounting issues that came to its attention. The Special Committee found evidence of the following practices:

•	the failure to record credits for merchandise returns and other customer credits in the appropriate accounting periods, and to write-off related accounts receivable;

•	the failure to record inventory for returned merchandise in the appropriate accounting periods;

•	recording false sales invoices that increased revenue;

•	permitting merchandise returns significantly in excess of the customers’ contractually permitted levels, and the improper handling of those returns;

•	the misapplication of cash received from customers and from purported sales of accounts receivable to older accounts receivable balances, which already should have been written off;

•	the recognition of revenue that did not meet the requirements for revenue recognition, including consignment sales, shipments prior to customers’ requested shipment dates and shipments to warehouses;

•	the improper accounting for certain transactions as sales of accounts receivable rather than borrowings;

•	the failure to disclose practices to increase reported cash balances, which balances were not representative of operating cash balances throughout the reporting period; and

•	recording journal entries that overrode Vitesse’s internal controls and that, among other things, facilitated some of the practices described above.

The Special Committee found evidence that certain of these practices appear to have been used on certain occasions to manipulate revenues for accounting periods in consideration of Wall Street expectations. The Special Committee also found evidence that certain officers and employees prepared or altered documents or Vitesse’s financial records to conceal some of these practices from Vitesse’s Board of Directors and its independent public accountants.

Based on its review, the Special Committee concluded that no current active member of the Board of Directors, which excludes Mr. Tomasetta, or current member of senior management was aware of these improper accounting practices.

Remedial Actions

Since April 2006 and prior to the report by the Special Committee, Vitesse had taken several remedial actions, including the following:

•

Louis R. Tomasetta, Vitesse’s former Chief Executive Officer, Yatin Mody, Vitesse’s former Chief Financial Officer, and Eugene F. Hovanec, Vitesse’s former Executive Vice President, were immediately put on administrative leave at the commencement of the review by the Special Committee and were terminated as officers and employees of Vitesse in May 2006;

•

shortly after Louis R. Tomasetta was placed on administrative leave, the Board formed an Executive Committee of the Board, the members of which are all the Directors of Vitesse other than Mr. Tomasetta. Since that time, all actions have been taken by the Executive Committee or at meetings of the Board in which Mr. Tomasetta did not participate;

•	several senior management changes, including:

• the appointment of Chris Gardner as Chief Executive Officer in April 2006;

• the appointment of Richard Yonker as Chief Financial Officer in December 2006; and

• the engagement of Alvarez & Marsal, LLC, and specifically Shawn C.A. Hassel of that firm, in April 2006 as interim Chief Financial Officer until the appointment of Richard Yonker as Chief Financial Officer. In December 2006, Shawn Hassel was appointed Chief Restructuring Officer to assist Chris Gardner with continued improvements to operations and to assist Rich

Yonker in the continuing re-staffing of Vitesse’s financial group and the implementation of the remedial actions recommended by the Special Committee and management;

•

Vitesse is changing its revenue recognition policy to use a “sell through” methodology, under which revenue is not recognized until a sale is made to the ultimate customer, rather than a “sell in” methodology, under which revenue is recognized when a sale is made to Vitesse’s distributors; and

•

the Board of Directors has adopted comprehensive procedures, intended to reflect “best practices,” to ensure that future grants of stock options will comply with Vitesse’s stock option plan and that disclosures and the accounting regarding stock options will be accurate.

Vitesse will take additional remedial actions to address the findings of the Special Committee, including the following:

•

the Board of Directors has requested the Special Committee analyze Vitesse’s claims against Messrs. Tomasetta, Mody and Hovanec in connection with certain of the activities described above and evaluate those persons’ claims for advancement of legal expenses;

•	the Special Committee has instructed management to develop a remediation plan to rectify the accounting matters identified by the Special Committee and management; and

•

the Special Committee instructed management to implement corporate governance changes at the Board, management and employee levels to establish “best practices” aimed at preventing opportunities to manipulate revenues and other financial data.

Independent Public Accountants

The Board of Directors has dismissed KPMG LLP based on its lack of independence. The Board is in contact with other independent public accounting firms and will work to engage a new independent public accounting firm as soon as practicable.

Board of Directors

On December 14, 2006, Edward Rogas, Jr. was appointed Chairman of the Board and Chairman of the Audit Committee. On that same date, Moshe Gavrielov was appointed Chairman of the Compensation Committee. John C. Lewis has informed the Board that he will retire as a Director, effective January 1, 2007. The Board is undertaking a further review of the composition of the Board and its Committees and will commence efforts to identify appropriate and qualified persons to become Directors of Vitesse.

Financial Statements

Based upon the review by the Special Committee, management’s evaluation of Vitesse’s financial and accounting records and Vitesse’s current capital resources, management believes it is unlikely that Vitesse will be able to prepare and publish audited restated financial statements for its fiscal years ended September 30, 2004 and 2005. Management currently believes that it will be able to provide audited financial statements for its fiscal year ended September 30, 2006 and thereafter, although Vitesse cannot give a timetable regarding the publication of those financial statements.

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for communications and storage networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in Gigabit Ethernet LAN, Ethernet-over-SONET, Fibre Channel, Serial Attached SCSI, Optical Transport, and other applications. Vitesse innovation empowers customers to deliver superior products for Enterprise, Access, Metro, and Core applications. Additional company and product information is available at www.vitesse.com.

Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

Safe Harbor

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by Vitesse with the Securities and Exchange Commission and include the fact that we have disclosed that you should not rely upon our published financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.